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                                                                     Exhibit 4.2

                                                                  EXECUTION COPY


                  AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST

                                    AMENDMENT

                              TO SERIES SUPPLEMENTS

         AMENDMENT, dated as of April 16, 2004, to the Supplements (as hereinafter described) to the Amended and Restated Pooling and Servicing Agreement, dated as of April 16, 2004, among AMERICAN EXPRESS CENTURION BANK, a Utah-chartered industrial loan corporation ("Centurion"), as a Transferor prior to the Substitution Date, AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II, a Delaware corporation("RFC II"), as a Transferor prior to, on and after the Substitution Date, AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC, a Delaware limited liability company ("RFC III"), as a Transferor on and after the Substitution Date, AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION IV LLC, a Delaware limited liability company ("RFC IV"), as a Transferor on and after the Substitution Date, AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation ("TRS"), as Servicer, and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee").

         WHEREAS, Centurion and RFC II, as Transferors, TRS, as Servicer, and the Trustee have previously entered into (i) the Series 1999-2 Supplement, dated as of May 19, 1999 (the "Series 1999-2 Supplement"), (ii) the Series 1999-3 Supplement, dated as of May 19, 1999 (the "Series 1999-3 Supplement"), (iii) the Series 1999-5 Supplement, dated as of August 17, 1999 (the "Series 1999-5 Supplement"), (iv) the Series 2000-1 Supplement, dated as of February 16, 2000 (the "Series 2000-1 Supplement"), (v) the Series 2000-2 Supplement, dated as of February 16, 2000 (the "Series 2000-2 Supplement"), (vi) the Series 2000-3 Supplement, dated as of May 3, 2000 (the "Series 2000-3 Supplement"), (vii) the Series 2000-4 Supplement, dated as of June 22, 2000 (the "Series 2000-4 Supplement"), (viii) the Series 2000-5 Supplement, dated as of September 15, 2000 (the "Series 2000-5 Supplement"), (ix) the Series 2001-1 Supplement, dated as of February 23, 2001 (the "Series 2001-1 Supplement"), (x) the Series 2001-2 Supplement, dated as of March 23, 2001 (the "Series 2001-2 Supplement"), (xi) the Series 2001-3 Supplement, dated as of April 3, 2001 (the "Series 2001-3 Supplement"), (xii) the Series 2001-4 Supplement, dated as of April 19, 2001 (the "Series 2001-4 Supplement"), (xiii) the Series 2001-5 Supplement, dated as of May 9, 2001 (the "Series 2001-5 Supplement"), (xiv) the Series 2001-6 Supplement, dated as of June 12, 2001 (the "Series 2001-6 Supplement"), (xv) the Series 2001-7 Supplement, dated as of August 21, 2001 (the "Series 2001-7 Supplement"), (xvi) the Series 2002-1 Supplement, dated as of February 21, 2002 (the "Series 2002-1 Supplement"), (xvii) the Series 2002-2 Supplement, dated as of April 25, 2002 (the "Series 2002-2 Supplement"), (xviii) the Series 2002-3 Supplement, dated as of May 16, 2002 (the "Series 2002-3 Supplement"), (xix) the Series 2002-4 Supplement, dated as of July 17, 2002 (the "Series 2002-4 Supplement"), (xx) the Series 2002-5 Supplement, dated as of July 17, 2002 (the "Series 2002-5 Supplement"), (xxi) the Series 2002-6 Supplement, dated as of August 15, 2002 (the "Series 2002-6 Supplement"), (xxii) the Series 2003-1 Supplement, dated as of February 20, 2003 (the "Series 2003-1 Supplement"), (xxiii) the Series 2003-2 Supplement, dated as of April 2, 2003 (the "Series 2003-2 Supplement"), (xxiv) the Series 2003-3 Supplement, dated as of May 7, 2003 (the "Series 2003-3 Supplement"), (xxv) the Series 2003-4 Supplement, dated as of June 18, 2003 (the "Series 2003-4 Supplement") and (xxvi) the Series 2004-1 Supplement, dated as of March 1, 2004 (the "Series 2004-1 Supplement").
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         WHEREAS, each of the series supplements listed in the preceding paragraph are, collectively, the "Supplements";

         WHEREAS, Centurion and RFC II, as Transferors, TRS, as Servicer, and the Trustee are parties to that Pooling and Servicing Agreement, dated as of May 16, 1996, as amended prior to date hereof (the "Existing Pooling and Servicing Agreement");

         WHEREAS, concurrently with the execution of this Amendment, the Existing Pooling and Servicing Agreement is being amended and restated to provide that, as of April 16, 2004 (the "Substitution Date"), RFC III and RFC IV will replace Centurion, as a Transferor;

         WHEREAS, the Existing Pooling and Servicing Agreement as so amended and restated as of April 16, 2004 is the "Agreement"; and

         WHEREAS, the parties to each of the Supplements now wish to amend the Supplements as set forth herein to provide for the substitution of RFC III and RFC IV for Centurion, as Transferor.

         NOW, THEREFORE, Centurion, as a Transferor prior to the Substitution Date, RFC II, as a Transferor prior to, on and after the Substitution Date, RFC III, as a Transferor on and after the Substitution Date, RFC IV, as a Transferor on and after the Substitution Date, the Servicer and the Trustee hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Defined Terms Not Defined Herein. All capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the respective Supplements or the Agreement, as the case may be.

                                   ARTICLE II

                            AMENDMENTS TO SUPPLEMENTS

         SECTION 2.01. Amendment to Change the Transferors. The introductory paragraph at the beginning of each Supplement is hereby amended to state that each such Supplement is "among AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II, a Delaware corporation, as Transferor, AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC, a Delaware limited liability company, as Transferor, AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION IV LLC, a Delaware limited liability company, as Transferor, AMERICAN EXPRESS CENTURION BANK, as a Transferor prior to the Substitution Date, AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., as Servicer, and THE BANK OF NEW YORK, a New York banking corporation, as Trustee."

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         All references in each Supplement to the Transferor or Transferors shall, prior to the Substitution Date, be references to Centurion and RFC II, and, on and after the Substitution Date, be references to RFC II, RFC III and RFC IV, their respective successors and assigns, as Transferors under the Agreement, and any Additional Transferors.

         SECTION 2.02 Amendment to Section 2.01. The definition of "Monthly Receivables Percentage" shall be in its appropriate alphabetical order to each of the Supplements and it shall read as follows:

                  "Monthly Receivables Percentage" shall mean, for any day, the percentage equivalent of a fraction, the numerator of which is an amount equal to the sum of the aggregate amount of Principal Receivables outstanding in the Trust attributable to the Transferor or Account Owner with respect to which an Insolvency Event or a Transfer Restriction Event has occurred, and the denominator of which is an amount equal to the sum of the aggregate amount of Principal Receivables outstanding in the Trust, in each case as of the last day of the immediately preceding Monthly Period.

         SECTION 2.03 Amendment to Section 6.01. Section 6.01 of each Supplement is hereby amended by deleting the word "or" at the end of subparagraph (h) and by deleting the remainder of the paragraph following subparagraph (i) and replacing it with the following:

                  (j) the occurrence of an Insolvency Event as defined in the Receivables Purchase Agreement relating to any Account Owner; or

                  (k) a Transfer Restriction Event as defined in the Receivables Purchase Agreements shall occur between an Account Owner and the related Transferor;

         then, (A) in the case of any event described in subparagraph (c), (d) or (f), after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee or the Investor Certificateholders of this Series evidencing more than 50% of the aggregate unpaid principal amount of the Investor Certificates of this Series by notice then given in writing to the Transferors and the Servicer (and to the Trustee if given by the Investor Certificateholders of this Series) may declare that a Pay-Out Event has occurred with respect to this Series as of the date of such notice; (B) in the case of any event described in subparagraph (b), (e), (g) or (h), a Pay-Out Event shall occur with respect to this Series without any notice or other action on the part of the Trustee or the Investor Certificateholders of this Series immediately upon the occurrence of such event; and (C) in the case of any event described in subparagraph (a), (i), (j) or (k), a Pay-Out Event shall occur with respect to this Series without any notice or other action on the part of the Trustee or the Investor Certificateholders of this Series immediately upon the occurrence of such event (or, in the case of clause (y) below, immediately following the expiration of the 60-day grace period), but only to the extent that
         (x) as of the date of such event, the average of the Monthly Receivables Percentage for the immediately preceding three Monthly Periods is equal to or greater than 10% or (y) as of the date of such event, the average of the Monthly Receivables Percentage for the immediately preceding three Monthly Periods is less than 10%, and within 60 days following the occurrence of the related Insolvency Event or Transfer Restriction Event, the aggregate amount of Principal Receivables outstanding in the Trust does not at least equal the Required Minimum Principal Balance (without giving effect to Principal Receivables attributable to the Transferor or the Account Owner with respect to which the Insolvency Event or the Transfer Restriction Event has occurred).

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                                  ARTICLE III

                           ASSUMPTION AND RATIFICATION

         SECTION 3.01. Assumption Agreement. By execution of this Amendment, each of RFC III and RFC IV hereby assumes as of and after the Substitution Date all of the obligations of Centurion, as a Transferor, under each Supplement; provided that such assumption shall not include any obligation incurred by Centurion, as a Transferor, prior to the Substitution Date, including any obligation arising on or after the Substitution Date as a result of representations and warranties of Centurion, as a Transferor, made before the Substitution Date. Centurion, as a Transferor, is hereby released from any obligations occurring on or after the Substitution Date or with respect to representations and warranties of Centurion, as a Transferor, made as of or after the Substitution Date.

         SECTION 3.02. Ratification by American Express Centurion Bank. Centurion, as a Transferor prior to the Substitution Date, hereby acknowledges and agrees that it is and shall continue to be liable for all representations, warranties and covenants made by it and all obligations performed or to be performed by it in its capacity as a Transferor prior to the Substitution Date.

                                   ARTICLE IV

                                  MISCELLANEOUS

         SECTION 4.01. Ratification of Supplements. As amended by this Amendment, the Supplements are in all respects ratified and confirmed and each Supplement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument.

         SECTION 4.02. Counterparts. This Amendment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

         SECTION 4.03. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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         IN WITNESS WHEREOF, American Express Centurion Bank, as a Transferor
prior to the Substitution Date, American Express Receivables Financing Corporation II, as a Transferor prior to, on and after the Substitution Date, American Express Receivables Financing Corporation III LLC, as a Transferor on and after the Substitution Date, American Express Receivables Financing Corporation IV LLC, as a Transferor on and after the Substitution Date, American Express Travel Related Services Company, as the Servicer, and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                      AMERICAN EXPRESS CENTURION BANK,
                      a Transferor prior to the Substitution Date

                      By: /s/ L. Craig Downs
                          --------------------------------------
                          Name:  L. Craig Downs
                          Title: President and Chief Operating Officer

                      AMERICAN EXPRESS RECEIVABLES
                      FINANCING CORPORATION II,
                      a Transferor prior to, on and after the Substitution Date

                      By: /s/ David L. Yowan
                          --------------------------------------
                          Name:  David L. Yowan
                          Title: President

                      AMERICAN EXPRESS RECEIVABLES
                      FINANCING CORPORATION III LLC,
                      a Transferor on and after the Substitution Date

                      By: /s/ L. Craig Downs
                          --------------------------------------
                          Name:  L. Craig Downs
                          Title: President

                      AMERICAN EXPRESS RECEIVABLES
                      FINANCING CORPORATION IV LLC,
                      a Transferor on and after the Substitution Date

                      By: /s/ David L. Yowan
                          --------------------------------------
                          Name:  David L. Yowan
                          Title: President

                      AMERICAN EXPRESS TRAVEL RELATED
                      SERVICES COMPANY, INC.,
                      Servicer

                      By: /s/ David L. Yowan
                          --------------------------------------
                          Name:  David L. Yowan
                          Title: Senior Vice President and Treasurer

                      THE BANK OF NEW YORK,
                      Trustee

                      By: /s/ Catherine L. Cerilles
                          --------------------------------------
                          Name:  Catherine L. Cerilles
                          Title: Assistant Vice President